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Exhibit 99.1

Mervyn's Stores in the Macerich Portfolio

Count	Center Name	City, State
Mervyn's Acquired 12/17/07
Mervyn's at Malls owned by Macerich, acquired Dec 2007 (11)
1	Arrowhead Towne Center	Glendale, AZ
2	Desert Sky Mall	Phoenix, AZ
3	Lakewood Center Mall	Lakewood, CA
4	Los Cerritos Center	Cerritos, CA
5	Mesa Mall*	Grand Junction, CO
6	Northgate, The Mall at	San Rafael, CA
7	South Plains Mall	Lubbock, TX
8	South Towne Center & Marketplace	Sandy, UT
9	Stonewood Mall	Downey, CA
10	Victor Valley	Victorville, CA
11	Village Square II	Phoenix, AZ
Mervyn's at a Mall managed by Macerich (1)
1	Montebello Town Center	Montebello, CA
Mervyn's at Malls not owned or managed by Macerich (27)
1	Bayshore Mall	Eureka, CA
2	Brickyard Plaza	Salt Lake City, UT
3	Centerpoint Mall	Oxnard, CA
4	Chula Vista Center	Chula Vista Center, CA
5	Cottonwood Mall	Albuquerque, NM
6	Crossroads Plaza	Calexico, CA
7	Fallbrook Mall	West Hills, CA
8	Freestanding	Marysville, CA
9	Galleria at Sunset	Henderson, NV
10	Goodyear Centerpointe	Goodyear, AZ
11	Janss Marketplace	Thousand Oaks, CA
12	Jess Ranch Marketplace	Apple Valley, CA
13	Mall Del Norte	Laredo, TX
14	Mervyn's Plaza	Yuma, AZ
15	Midland Plaza	Midland, TX
16	Milpitas Town Center	Milpitas, CA
17	Newgate Mall	Ogden, UT
18	Plaza 580	Livermore, CA
19	Santa Fe Place	Santa Fe, NM
20	Sunland Park Mall	El Paso, TX
21	The Galleria @ South Bay	Redondo Beach, CA
22	Tucson Mall	Tucson, AZ
23	Valle Vista Mall	Harlingen, TX
24	Valley Fair Mall	West Valley City, UT
25	Washington Square	Petaluma, CA
26	Whittwood Town Center	Whittier, CA
27	Zinfandel Square	Rancho Cordova, CA

Count	Center Name	City, State
Mervyn's Acquired in 2008
Mervyn's at Malls not owned or managed by Macerich (2)
1	Huntington Oaks S.C.	Monrovia, CA
2	Southland Mall	Hayward, CA
41	Mervyn's acquired December 2007 and Q1 2008
Mervyn's at Malls owned by Macerich, Acquired prior to 2007 (2)
1	Camelback Collonade	Phoenix, AZ
2	Northridge	Salinas, CA
Mervyn's Owned by Third Parties, at Malls owned by Macerich (3)
1	Capitola Mall	Capitola, CA
2	Somersville Towne Center	Antioch, CA
3	Superstition Springs	Mesa, Arizona
46	Mervyn's in the Macerich Portfolio

*
Lease expired June 30, 2008 and store closed.

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  Exhibit 99.1
Mervyn's Stores in the Macerich Portfolio